SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 20, 1997


                        EXTENDED FAMILY CARE CORPORATION
                       (formerly Cosmetic Sciences, Inc.)
             (Exact name of Registrant as specified in its charter)

                                    NEW YORK
                 (State or other jurisdiction of incorporation)

                   0-9836                       22-2210547
           (Commission File Number)  (IRS Employer Identification No.)


ONE OLD COUNTRY ROAD, SUITE 335, CARLE PLACE, NY     11514
 (Address of principal executive offices)           (Zip Code)


(Former address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (516) 248-2273

Item 2.  Acquisition or Disposition of Assets.

         On August 8, 1997, Extended Family Care Corporation (the "Registrant") and T.P.C. Home Care Services, Inc. ("TPC") effected a merger pursuant to which TPC was merged with and into the Registrant. As a result of this merger, all TPC shareholders (other than the Registrant) received 18.745545 shares of Registrant's common stock in exchange for their shares of TPC common stock, which were cancelled. This merger was previously described in Registration Statement No. 333-32253 which was declared effective on July 29, 1997, and is hereby incorporated by reference in response to any information required by this Item.


Item 7.  Financial Statements and Exhibits.

         Any financial statements required under this Form 8-K have been previously filed as part of Registration Statement No. 333- 32253 which was filed and declared effective on July 29, 1997, which financial statements and information are hereby incorporated by reference.


Exhibit No.                Description of Exhibit

         1 Agreement and Plan of Merger, dated as of March 18, 1997 between the Registrant and TPC (included as Appendix A to the Proxy Statement/Prospectus filed as part of Registration Statement on Form S-4 No. 333-32253, filed and declared effective July 29, 1997.)

         2. Registration Statement on Form S-4 No. 333-32253, filed and declared effective July 29, 1997.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               EXTENDED FAMILY CARE CORPORATION

                                             By:   \S\  Joseph Heller
                                                   Name: Joseph Heller
                                                   Title: Vice President

Dated:  August 20, 1997